LEASE ADDENDUM AND EXTENSION

           This lease Addendum and Extension is entered into by and between Madison Sales Co. No. 2, Inc., Lessor and Neogen Corporation, d/b/a Elisa Technologies, Lessee

           WHEREAS, the parties hereto are parties to a certain Lease Agreement dated May 19, 1993 (copy of which is attached hereto as Exhibit A), as amended by letter agreement dated August 25, 1997 and September 2, 1997 (copy of which is attached as Exhibit B), by virtue of a certain assignment of lease dated April 9, 1998 (copy of which is attached hereto as Exhibit C); and
           WHEREAS, the parties hereto wish to extend the term of said lease and modify and add to certain provisions contained therein, as set forth hereinbelow; and

           WHEREAS, the parties acknowledge that is to the mutual benefit of themselves to enter into this modification and extension of lease agreement, for and in consideration of which the parties hereto hereby agree as follows:

1. Section 2.03 is hereby amended by adding the following language:

The third floor of the premises, consisting of approximately 6,600 square feet, shall be remodeled, the cost of which shall be the sole responsibility of Lessee, which cost shall be considered a part of the rent paid by Lessee in addition to the amount of rent set forth hereinbelow in section 3.01. The remodeling of the third floor of the premises shall include the installation of approximately 6,600 square feet of acoustic ceiling three 5 ton air conditioning and heating; units; insulation of the existing roof, totaling approximately 6,600 square feet; construction of seven offices, one conference room, two bathrooms and one utility room; carpeting and vinyl flooring throughout totaling approximately, 6,600 square feet; updated electrical service and wiring for telephone and communications; and window dressings for 33 windows, all pursuant to a drawing accepted and agreed to by the parties hereto.

2. Section 2.04 (B) Term: The term of this lease shall expire on August 31,
   2001.

In the event that Lessee remains in possession of the premises subsequent to August 31,

2001, this lease shall continue, on a month to month basis, pursuant to the same terms and conditions set forth in Exhibits A, B, and C.

3. Section 3.01 Amount of Rent: Effective September 1, 1999, and for the remainder of the lease, Lessee shall pay to Lessor the sum of $8,500.00 per month and shall pay the cost of remodeling, as set forth in Sect. 2.03, above.

4. Section 4.03 is hereby adding the following language: The alterations and remodeling as set forth hereinabove are hereby authorized by Lessor.

           Except as herinabove set forth, all terms and conditions of the aforesaid Lease Agreement, letter agreement and Assignment of Lease shall remain in full force and effect.

Madison Sales Co. No. 2, Inc., Lessor     Neogen Corporation
                                          d/b/a Elisa Technologies, Lessee

By: /s/ Jerry Lavton                      /s/ Terry Juricic
    -----------------------               ----------------------------------
    Jerry Lavton, President               Vice President and General Manager

By: /s/ Jennifer Layton                   By:
    -----------------------                   ------------------------------
    Jennifer Layton, Secretary            Title:
                                                ----------------------------

STATE OF KY
COUNT OF FAYETTE

           The foregoing was subscribed and acknowledged before me by Terri Juricic, the Vice President and General Manager of Neogen Corporation, d/b/a Elisa Technologies on this 17th day of June, 1999.

My commission expires: 1-11-2002.

                                     /s/ Lester L. Hill
                                     -----------------------------------------
                                     Notary Public, State of Kentucky at Large

STATE OF
         --------------------------
COUNTRY OF
          -------------------------



           The forgoing was subscribed and acknowledged before me by __________________________________, the ______________________________ of

Neogen Corporation, d/b/a Elisa Technologies on this _________ day of _________, 1999.

           My commission expires: ______________________.

Notary Public, State of Kentucky at Large

STATE OF KENTUCKY

COUNTRY OF MADISON

           The foregoing was subscribed and acknowledged before me by Jerry Layton, President and Jennifer Layton, Secretary of Madison Sales Co. No. 2 Inc., to be the free act and deed of said corporation on this 28th day of July, 1999. My commission expires: 03-31-00

-----------------------------------------
Notary Public, State of Kentucky at Large

PREPARED BY:

BURNAM, THOMPSON, WELDON,
SIMONS AND DUNLAP, P.S.C.
Bank One Building
116 West Main Street, Suite 2A
P.O. Box 726
Richmond, KY 40476-0726
(606) 623-5205; Fax (606)623-7394

By: